                                                               Exhibit (a)(1)(C)

                          CITADEL BROADCASTING COMPANY
                           OFFER TO PURCHASE FOR CASH
                                      AND
                            SOLICITATION OF CONSENTS
                                 IN RESPECT OF
                 13 1/4% SERIES B EXCHANGEABLE PREFERRED STOCK

HOLDERS OF SHARES MUST TENDER THEIR SHARES AND PROVIDE THEIR CONSENTS AT OR PRIOR TO 12:00 NOON, NEW YORK CITY TIME, ON MAY 18, 2001, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "CONSENT DATE"), IN ORDER TO RECEIVE THE OFFER CONSIDERATION AND THE CONSENT PAYMENT. THE OFFER WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON JUNE 26, 2001, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF SHARES MUST TENDER THEIR SHARES AND PROVIDE THEIR CONSENTS AT OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE OFFER CONSIDERATION. TENDERED SHARES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER, UNLESS REQUIRED BY APPLICABLE LAW. THE COMPANY INTENDS TO EXTEND THE OFFER, IF NECESSARY, SO THAT THE EXPIRATION DATE OCCURS NO EARLIER THAN FIVE BUSINESS DAYS FOLLOWING THE CONSENT DATE.

                                                                     May 4, 2001

To DTC participants, including brokers, dealers, commercial banks, trust companies and other nominees:

    We have been appointed by Citadel Broadcasting Company, a Nevada corporation (the "Company"), to act as Dealer Manager and Solicitation Agent (the "Dealer Manager") in connection with the offer to purchase for cash (the "Offer"), upon the terms and subject to the conditions set forth in the Offer to Purchase for Cash and Consent Solicitation Statement, dated May 4, 2001 (the "Offer to Purchase"), of the Company and in the accompanying Consent and Letter of Transmittal enclosed herewith (the "Consent and Letter of Transmittal"), all of the outstanding shares (the "Shares") of 13 1/4% Series B Exchangeable Preferred Stock of the Company (the "Preferred Stock"). In conjunction with the Offer, the Company is soliciting (the "Consent Solicitation") consents (the "Consents") to adopt the proposed amendments (the "Proposed Amendments") to the Preferred Stock Certificate of Designations (the "Certificate of Designations").

    The total offer consideration for Shares tendered pursuant to the Offer (the "Offer Consideration") shall be the price (calculated as described in
Schedule I to the Offer to Purchase) equal to:

    - the present value, as of the payment date, of the dividends accruing from and including the payment date up to but not including January 1, 2002, the first date on which it is assumed that dividends will be paid in cash, determined on the basis of the Fixed Spread Yield (as defined below); PLUS

    - the present value, as of the payment date, of the dividends accruing from and including January 1, 2002, up to but not including July 1, 2002, the second date on which it is assumed that dividends will be paid in cash, determined on the basis of the Fixed Spread Yield; PLUS

    - the present value, as of the payment date, of the redemption payment on the earliest redemption date, which is 107.729% of the then effective liquidation preference per Share of Preferred Stock on July 1, 2002, which amount does not include accrued dividends payable on July 1, 2002, determined on the basis of the Fixed Spread Yield; DIVIDED BY

    - the aggregate number of Shares of Preferred Stock then outstanding; MINUS

    - the Consent Payment per Share of Preferred Stock.

    For purposes of calculating the Offer Consideration, the "Fixed Spread Yield" shall equal the sum of:

    - the yield on the 6 3/8% U.S. Treasury Note due June 30, 2002, as calculated by the Dealer Manager in accordance with standard market practice, based on the offer price for such reference security as of 2:00 p.m., New York City time, on June 11, 2001, the eleventh business day immediately preceding the scheduled Expiration Date (the "Price Determination Date"), as displayed on the applicable page of the Bloomberg Government Pricing Monitor (or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the Dealer Manager shall select in its sole discretion); and

    - a fixed spread of 150 basis points.

    If a fractional Share is tendered, the Company shall pay the Offer Consideration and, if you tender your Shares prior to the Consent Date, the Consent Payment per Share multiplied by that fraction of a Share.

    In the event that Shares are tendered and Consents delivered prior the Consent Date, then the Company shall pay a special consent payment of $2.00 for each Share of Preferred Stock (the "Consent Payment") that is validly tendered and not withdrawn.

    The following table sets forth for the Preferred Stock, the CUSIP number, aggregate number of Shares outstanding, earliest redemption date, redemption price, Consent Payment, reference security, Bloomberg Page and fixed spread:

                          AGGREGATE NUMBER    EARLIEST
                             OF SHARES       REDEMPTION   REDEMPTION   CONSENT                         BLOOMBERG
        CUSIP NO.           OUTSTANDING         DATE        PRICE      PAYMENT    REFERENCE SECURITY     PAGE
  ---------------------   ----------------   ----------   ----------   --------   -------------------  ---------
       17285E 40 6          1,000,791.79      7/1/2002     107.729%     $2.00     6 3/8% U.S.           PX4
                                                                                  Treasury Note due
                                                                                  June 30, 2002


                                FIXED
        CUSIP NO.              SPREAD
  ---------------------  -------------------
       17285E 40 6          150 basis points

    Upon the terms and subject to the conditions of the Offer, payment will be made for those Shares accepted for payment pursuant to the Offer in immediately available funds promptly following the Expiration Date.

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

        1.  The Offer to Purchase;

        2. The Consent and Letter of Transmittal to be used by holders of Shares to tender Shares and to consent to the Proposed Amendments;

        3. A form of letter which may be sent to your clients for whom you hold Shares in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer and the delivery of a Consent;

        4. A Notice of Guaranteed Delivery to be used after the Consent Date to accept the Offer if certificates for Shares cannot be delivered to The Bank of New York, as Depositary (the "Depositary"), or if the procedure for book-entry transfer cannot be completed, prior to the Expiration Date; and

        5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THAT THE DEADLINE FOR HOLDERS TO QUALIFY TO RECEIVE THE CONSENT PAYMENT ALONG WITH THE OFFER CONSIDERATION IS 12:00 NOON, NEW YORK CITY TIME, ON MAY 18, 2001, UNLESS EXTENDED (THE "CONSENT DATE"). PLEASE NOTE ALSO THAT THE OFFER WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON JUNE 26, 2001, UNLESS EXTENDED.

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    IMPORTANT: THE CONSENT AND LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED
FACSIMILE THEREOF), TOGETHER WITH THE SHARES AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE CONSENT DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE THE CONSENT PAYMENT AND THE OFFER CONSIDERATION. THE CONSENT AND LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF), TOGETHER WITH THE SHARES AND ALL OTHER REQUIRED DOCUMENTS OR A NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE BUT AFTER THE CONSENT DATE WITH RESPECT TO HOLDERS WISHING TO RECEIVE ONLY THE OFFER CONSIDERATION, BUT NOT THE CONSENT PAYMENT.

    Holders of Shares who desire to accept the Offer must deliver a Consent to the Proposed Amendments to the Certificate of Designations. The Proposed Amendments are described in the Offer to Purchase under the caption "Proposed Amendments to Our Preferred Stock Certificate of Designations."

    THE OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING A MINIMUM NUMBER OF SHARES BEING TENDERED IN THE OFFER, THE MERGER OF FLCC ACQUISITION CORP. WITH CITADEL COMMUNICATIONS CORPORATION AND CERTAIN OTHER CONDITIONS AS DESCRIBED IN THE OFFER TO PURCHASE.

    CONSENTS AND LETTERS OF TRANSMITTAL AND SHARES MUST BE SENT ONLY TO THE DEPOSITARY. DO NOT SEND CONSENTS AND LETTERS OF TRANSMITTAL TO THE COMPANY, THE INFORMATION AGENT (AS DEFINED BELOW), THE DEPOSITORY TRUST COMPANY OR THE DEALER MANAGER.

    Holders of Shares who cannot deliver required documents to the Depositary or complete the procedures for the book-entry transfer prior to the Expiration Date may nevertheless tender their Shares by following the guaranteed delivery procedures specified in the section of the Offer to Purchase captioned "Procedures for Tendering Shares and Consenting to the Proposed
Amendments--Guaranteed Delivery."

    HOLDERS SHOULD BE AWARE THAT THE GUARANTEED DELIVERY PROCESS CANNOT BE USED PRIOR TO THE CONSENT DATE AND THAT USE OF THE GUARANTEED DELIVERY PROCESS WILL RESULT IN A HOLDER'S BEING INELIGIBLE TO RECEIVE THE CONSENT PAYMENT WITH RESPECT TO THE SHARES SO DELIVERED WHICH MIGHT OTHERWISE BE PAID.

    The Company will not pay any fees or commissions to any broker or dealer or other person, other than the Dealer Manager, Innisfree M&A Incorporated (the "Information Agent") and the Depositary, as described in the Offer to Purchase, in connection with the Consent Solicitation pursuant to the Offer. However, the Company will reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.

    The Company will pay or cause to be paid all transfer taxes applicable to the transfer and sale of Shares pursuant to the Offer, except as otherwise provided in Instruction 11 of the Consent and Letter of Transmittal.

    Questions and requests for assistance should be addressed to the Dealer Manager at the addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase. Requests for additional copies of the enclosed materials should be directed to the Information Agent at the telephone numbers set forth on the back cover of the enclosed Offer to Purchase. Such additional copies will be furnished promptly at the Company's expense.

                                          Very truly yours,
                                           J.P. Morgan Securities Inc.
                                          (212) 270-1100 (collect)
                            ------------------------

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS IS INTENDED TO CONSTITUTE YOU OR ANY PERSON THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY OR ANY OF THEIR AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER AND THE CONSENT SOLICITATION OTHER THAN FOR THE PURPOSES DESCRIBED HEREIN.

                            ------------------------

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